Exhibit 99.1






                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER



         In connection with the Annual Report of Technology Flavors & Fragrances, Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philip Rosner, Chairman and Chief Executive Officer and Joseph A. Gemmo, Vice President and Chief Financial Officer, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated:  May 9, 2005      /s/   Philip Rosner
                         -------------------------------------------------
                                  Philip Rosner
                                  Chairman and Chief Executive Officer




Dated:  May 9, 2005      /s/   Joseph A. Gemmo
                         --------------------------------------------------
                                  Joseph A. Gemmo
                                  Vice President and Chief Financial Officer